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                                                                  Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-3 of CLAIMSNET.COM INC. pertaining to 3,092,229 shares of common stock, of our report dated January 22, 1999, except for Note M which is as of February 28, 1999, with respect to the consolidated financial statements of CLAIMSNET.COM INC. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.



                                                   KING GRIFFIN & ADAMSON P.C.



Dallas, Texas
October 2, 2001